UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
VCG Holding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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VCG HOLDING CORP.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228
(303) 934-2424

April 30, 2009

Dear Shareholder:

It is my pleasure to invite you to VCG Holding Corp.’s 2009 Annual Meeting of Shareholders.

We will hold the meeting on Thursday, June 11, 2009, at 10:00 a.m. MDT at Sheraton Denver West Hotel located at 360 Union Boulevard, Lakewood, Colorado 80228. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our Company. We urge you to read this information carefully and in its entirety.

Please note that only shareholders of record at the close of business on April 28, 2009 may vote at the meeting. Your vote is important. Whether or not you plan to attend the 2009 Annual Meeting of Shareholders, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,

VCG Holding Corp.

Troy Lowrie
Chairman of the Board

VCG HOLDING CORP.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228
(303) 934-2424

Notice of 2009 Annual Meeting of Shareholders
to be held on June 11, 2009

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on June 11, 2009:

This Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including consolidated financial statements, are available to you at: https://materials.proxyvote.com/91821K

To the Shareholders of VCG Holding Corp.:

The 2009 Annual Meeting of Shareholders of VCG Holding Corp. (the “Company”) will be held on Thursday, June 11, 2009, beginning at 10:00 a.m. MDT at Sheraton Denver West Hotel located at 360 Union Boulevard, Lakewood, Colorado 80228, for the following purposes:

1. Election of two Directors, each to serve a three-year term or until his successor has been duly elected and qualified;

2. Ratification of the appointment of Causey Demgen & Moore Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. Transaction of any other business that may properly be presented at the 2009 Annual Meeting or any adjournment or postponement of the meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record at the close of business on April 28, 2009, will be entitled to notice of and to vote at the 2009 Annual Meeting and/or any adjournment or postponement thereof. A list of these shareholders will be open for the examination of any shareholder of record at our principal executive offices located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228 for proper purposes, during ordinary business hours, for a period of ten days prior to the 2009 Annual Meeting. The list will also be available for the examination of any shareholder of record present at the 2009 Annual Meeting. The 2009 Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in this proxy statement and for the ratification of the appointment of Causey Demgen & Moore Inc. as our independent registered public accounting firm for 2009.

WHETHER OR NOT YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors:

Courtney Cowgill
Corporate Secretary

Lakewood, Colorado
April 30, 2009

-i-

VCG HOLDING CORP.
390 Union Blvd., Suite 540
Lakewood, Colorado 80228
(303) 934-2424

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 11, 2009

This Proxy Statement is furnished to holders of shares of common stock, $.0001 par value per share, of VCG Holding Corp., a Colorado Corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”), to be used at the 2009 Annual Meeting of Shareholders of the Company (the “2009 Annual Meeting”) to be held on Thursday, June 11, 2009, beginning at 10:00 a.m. MDT at Sheraton Denver West Hotel located at 360 Union Boulevard, Lakewood, Colorado 80228, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to the Company’s shareholders on or about May 18, 2009.

Unless the context otherwise requires, the terms the “Company,” “VCGH,” “us,” “we” and “our” include VCG Holding Corp. and its consolidated subsidiaries.

INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement?

We sent this Proxy Statement to you and the enclosed proxy card because the Board of the Company is soliciting your proxy vote at the 2009 Annual Meeting. This Proxy Statement summarizes information on the proposals to be considered at the 2009 Annual Meeting. However, you do not need to attend the 2009 Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is eligible to attend the 2009 Annual Meeting and vote?

We will be sending this Proxy Statement, the attached notice of the 2009 Annual Meeting and the enclosed proxy card on or about May 18, 2009 to all shareholders who owned shares of our common stock at the close of business on April 28, 2009, which date is also referred to as the “Record Date.”

How many votes do I have?

Shareholders who owned our common stock at the close of business on the Record Date are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the 2009 Annual Meeting. On the Record Date, we had 17,562,353 shares of common stock issued and outstanding.

What proposals will be addressed at the 2009 Annual Meeting?

We will address the following proposals at the 2009 Annual Meeting:

1.	Election of two Directors, each to serve for a three-year term or until his successor has been duly elected and qualified;

2.	Ratification of the appointment of Causey Demgen & Moore Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	Transaction of any other business that may properly be presented at the 2009 Annual Meeting or any adjournment or postponement thereof.

Why would the 2009 Annual Meeting be postponed?

The 2009 Annual Meeting may, among other reasons, be postponed if a quorum is not present on the date of the 2009 Annual Meeting. One-third of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on any matter. If a quorum is not present, the 2009 Annual Meeting may be postponed to a later date when a quorum is obtained.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered in your name with our transfer agent, Transfer Online Inc., you are the shareholder of record for those shares and are receiving proxy-related materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of these shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded proxy-related materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, banker or other nominee how to vote your shares and you are invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

How do I vote in person?

You may vote in person at the 2009 Annual Meeting any shares that you hold as the shareholder of record. You may only vote in person shares held in beneficial ownership if you obtain from the broker or nominee that holds your shares of record a valid proxy giving you the right to vote the shares.

Please bring to the meeting:

•	proof of ownership such as: a copy of your proxy or voting instructions card; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

•	proof of identification such as a valid driver’s license or passport.

How do I vote by proxy?

Whether or not you plan to attend the 2009 Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the 2009 Annual Meeting and vote in person.

If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board as follows:

•	“FOR” the election of each of the two Director nominees; and

•	“FOR” the ratification of Causey Demgen & Moore Inc. as our independent registered public accounting firm.

If any other matter is properly presented at the 2009 Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in his/her own discretion. Management is not aware of any matters to be presented at the 2009 Annual Meeting other than those discussed in this Proxy Statement.

May I Revoke My Proxy or Change My Vote?

If you mail in a proxy, you may revoke your proxy or change your vote at any time before it is exercised by:

•	Submitting a properly executed proxy with a later date.

•	Delivering notification in writing addressed to our Corporate Secretary (by you or your attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) to our principal executive offices before the 2009 Annual Meeting, stating that you are revoking your proxy.

•	Voting in person at the 2009 Annual Meeting.

Where are the Company’s principal executive offices?

Our principal executive offices are located at 390 Union Boulevard, Suite 540, Lakewood, CO 80228. Our telephone number is (303) 934-2424.

What Vote is Required to Approve Each Proposal?

Proposal No. 1: Election of Two Directors.

A plurality of the eligible votes cast is required to elect director nominees at the 2009 Annual Meeting at which a quorum is present in person or by proxy. A nominee received a plurality of the eligible votes cast if he receives more votes than any other nominee for the same director’s seat. Shareholders are not permitted to use cumulative voting in the election of directors.

Proposal No 2: Ratification of the Independent Registered Public Accounting Firm.

Proposal No. 2 will be approved if the votes cast favoring Proposal No. 2 exceed the votes cast against it at the 2009 Annual Meeting at which a quorum is present in person or by proxy.

Abstentions and shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their beneficial owners are not counted for the purpose of determining whether shareholders have approved a matter. Abstentions and shares are counted as present for the purposes of determining the existence of a quorum at the 2009 Annual Meeting.

What happens if additional matters are presented at the 2009 Annual Meeting?

Other than the items to be considered at the meeting as described in this Proxy Statement, we are not aware of any other item to be acted upon at the 2009 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handed in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Are there any dissenters’ rights of appraisal?

The Board has not proposed any action for which the laws of the State of Colorado, our Articles of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain payment for shares.

Who solicits these proxies and bears the cost of soliciting proxies?

Our Board is soliciting these proxies. The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse on request of the brokerage firms and others for their reasonable expenses involved in forwarding proxy materials to beneficial owners. Officers and regular employees of the Company may solicit proxies by further mailings or communications, such as telephone, personal conversations, facsimile, or other electronic means, but such officers and regular employees will not receive compensation other than their regular compensation for such solicitations. We estimate that the costs associated with solicitations of the proxies requested by this Proxy Statement will be approximately $11,000.

How will the votes be counted?

Your shares will be voted according to your direction on your proxy. If you submit a proxy with no further instructions, your shares will be voted in accordance with the recommendation of our Board (FOR all director nominees named in this Proxy Statement and the ratification of the appointment of Causey Demgen & Moore Inc. as our independent registered public accounting firm for 2009). If you do not vote on the election of a director nominee, your vote will not be considered a vote cast with respect to that director’s election; and, therefore will not be counted in determining whether the director received a plurality of the votes cast. If you ABSTAIN from voting on the second proposal of the appointment of the independent public accounting firm, your vote will not be counted for the purpose of determining whether shareholders have approved the matter.

Who will count the votes?

We have appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for vote. Broadridge will separately tabulate all votes FOR and AGAINST each matter, as well as all abstentions and broker non-votes.

Where can I find the voting results of the 2009 Annual Meeting?

We expect to announce preliminary voting results at the 2009 Annual Meeting and will publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009.

How can I obtain additional information regarding the Company?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2009, are being sent to all shareholders along with this Proxy Statement. Additional copies will be furnished without charge to shareholders upon written, phone or emailed request. All written requests should be directed to Chief Financial Officer, VCG Holding Corp., at 390 Union Boulevard, Suite 540, Lakewood, CO 80228. You may also call (303) 934-2424 or e-mail us your request at investorrelations@vcgh.com.

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including our Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.

PROPOSAL NO. 1

TO ELECT TWO DIRECTORS, EACH TO SERVE A THREE-YEAR TERM OR UNTIL
HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

Our Board has concluded that the election of Micheal Ocello and Martin Grusin (the “Director Nominees”) to the Board is in our best interests and recommends approval of their election. Biographical information concerning the Director Nominees can be found under “Information about our Directors and Executive Officers.”

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the reelection of each of the Director Nominees. Each Director Nominee consented to being named in this Proxy Statement and to serve his term if reelected. Although the Board does not contemplate that either of these individuals will be unable to serve, if such a situation arises prior to the 2009 Annual Meeting, the persons named in the enclosed proxy will vote for the reelection of any other person the Board may choose as a substitute nominee.

Vote Required and Board Recommendation

Each of the Director Nominees must receive a plurality of the eligible votes cast in order to be elected. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. Shareholders are not permitted to use cumulative voting in the election of Directors.

The Board unanimously recommends a vote FOR the election of the Director Nominees.

PROPOSAL NO. 2

TO RATIFY APPOINTMENT OF CAUSEY DEMGEN & MOORE INC. AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2009

Our Board’s Audit Committee has appointed Causey Demgen & Moore Inc. as the independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009. Causey Demgen & Moore Inc. has served as our registered independent public accounting firm and has also provided certain other audit-related services since 2002. Please refer to the disclosures under the caption “Audit Fees and Related Matters” herein. Notwithstanding its selection, our Audit Committee, in its discretion, may appoint another independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders. If our shareholders do not ratify the appointment of Causey Demgen & Moore Inc., the Audit Committee will consider whether it should appoint another independent public accounting firm.

We expect that a representative of Causey Demgen & Moore Inc. will be present at the 2009 Annual Meeting and available to respond to appropriate questions from our shareholders. The representative will have an opportunity to make a statement to our shareholders if the representative desires to do so.

Vote Required and Board Recommendation

Proposal No. 2 will be approved if the votes cast favoring Proposal No. 2 exceed the votes cast against it at the 2009 Annual Meeting at which a quorum is present and voting, in person or by proxy.

The Board recommends that shareholders vote FOR the ratification of the appointment of Causey Demgen & Moore Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER PROPOSED ACTIONS

Our Board does not intend to bring any other matters before the 2009 Annual Meeting, nor does the Board know of any matters that other persons intend to bring before the 2009 Annual Meeting. If, however, any other matter not mentioned in this Proxy Statement properly comes before the 2009 Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in his/her own discretion.

INFORMATION ABOUT STOCK OWNERSHIP

Our common stock constitutes our only voting securities. On the Record Date, there were 17,562,353 shares of common stock issued and outstanding.

Shareholders beneficially owning more than 5% of the Company’s common stock

The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of our common stock.

	Amount	Percent of
	and	Common
	Nature of	Stock
Name and Address	Beneficial	Beneficially
of Beneficial Owner(1)	Ownership	Owned

Troy Lowrie(2)	4,917,489	28.00%
390 Union Blvd, Suite 540 Lakewood, CO 80228

Lowrie Management LLLP	4,336,900	24.69%
390 Union Blvd, Suite 540 Lakewood, CO 80228

Whitebox Advisors, LLC	1,617,922	9.21%
Whitebox Combined Advisors, LLC, Whitebox Combined
Partners, L.P., Whitebox Combined Fund, L.P., Whitebox
Combined Fund, Ltd., Whitebox Intermarket Advisors, LLC Whitebox Intermarket Partners, L.P., Whitebox Intermarket

Fund, L.P., and Whitebox Intermarket Fund, Ltd.(3) 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,336,900 shares of common stock owned by Lowrie Management LLLP and (ii) 580,589 shares of common stock owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein.

(3)	As reported by Whitebox Advisors, LLC on Schedule 13G filed with the SEC on February 17, 2009. The filed Schedule 13G reported 8.9% ownership on the filing date, but subsequent stock repurchases by the Company has increased Whitebox Advisors, LLC ownership percentage to 9.21% as of April 28, 2009.

Security Ownership of our Directors and Executive Officers

The following table shows, as of the Record Date, the common stock beneficially owned by our current Directors (which includes the Director nominees) and the Executive Officers identified in the Summary Compensation table below.

	Number
	Beneficially		Percent of
Name and Address	Owned(1)		Class

Troy Lowrie	4,917,489	(2)	28.00%
Micheal Ocello	195,589	(3)	1.11%
Courtney Cowgill	3,300	(4)	*
Robert McGraw, Jr.	64,735	(5)	*
Martin Grusin	86,319	(6)	*
Kenton Sieckman	40,517		*
Allan Rubin	25,629		*
George Sawicki	11,218		*

All Executive Officers and Directors (as a group of eight persons)	5,344,796		30.43%

*	Represents less than 1%.

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,336,900 shares of common stock owned by Lowrie Management LLLP and (ii) 580,589 shares of common stock owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein.

(3)	Includes (i) 158,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the Managing Member and (ii) 37,589 shares of common stock owned by Mr. Ocello over which Mr. Ocello has sole voting and dispositive power. This does not include 30,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date.

(4)	Includes (i) 3,300 shares of common stock owned by Ms. Cowgill over which Ms. Cowgill has sole voting and dispositive power. This does not include 25,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date.

(5)	Includes (i) 62,735 shares owned by Mr. McGraw over which Mr. McGraw has sole voting and dispositive power and (ii) 2,000 shares held by Mrs. Marji McGraw, Mr. McGraw’s wife.

(6)	Includes (i) 10,000 shares beneficially owned by ACM Management, LLC, of which Mr. Grusin is the Chief Manager, (ii) 66,319 shares owned by Mr. Grusin over which Mr. Grusin has sole voting and dispositive power, and (iii) 10,000 shares held by Mr. Grusin’s wife, Ms. Gayle Powelson.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the related rules of the SEC require our Directors and Executive Officers and certain persons who own more than 10% of our common stock to file reports, within specified time periods, indicating their holdings of and transactions in our common stock and other equity. Directors, Executive Officers and these greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of such reports provided to us and written representations from such persons regarding the necessity to file such reports, we are not aware of any failures to file reports or report transactions in a timely manner during our fiscal year ended December 31, 2008.

CORPORATE GOVERNANCE

The Company’s Board oversees the business affairs of the Company and monitors the performance of our management. The Board has designated four standing Committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Currently, the Board consists of seven members: Troy Lowrie (Chairman), Micheal Ocello, Robert McGraw, Jr., Allan Rubin, Martin Grusin, Kenton Sieckman and George Sawicki. Courtney Cowgill serves as an advisor to the Board.

The Board requires that all current Board members and all nominees for election to the Company’s Board put forth in the Company’s proxy statement by the Board attend the Company’s 2009 Annual Meeting, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate.

Director Independence

Our Board follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that a majority of the members of the Board are independent under those rules. Each of the following Directors is an “independent director” under those rules: Robert McGraw, Jr., Kenton Sieckman, Martin Grusin, and George Sawicki.

Our Board also has determined that each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee meets the independence requirements applicable to those Committees prescribed by the Nasdaq rules and the SEC.

The Company tracks payments to the firms of certain Directors for legal and advisory services rendered each year, to ensure that payments do not exceed levels mandated by the SEC for independent Board service.

The Board based the independence determinations primarily on the Company’s records regarding payments made to Board members, plus a review of the responses of the Directors and Executive Officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the Directors.

Committees of our Board

The Board held thirteen meetings during the year ended December 31, 2008. During the 2008 fiscal year, all Board members attended 92% or more of the Board meetings. The Company’s 2008 Annual Meeting of Shareholders was attended by six of the seven Board members.

The table below identifies the Board’s standing Committees:

Governance
and
	Audit	Compensation	Nominating	Executive	No
	Committee	Committee	Committee	Committee	Committee
Name	Member	Member	Member	Member	Assignment

Troy Lowrie				Chair
Micheal Ocello				X
Robert McGraw Jr.	X	X	X
Kenton Sieckman	Chair	Chair	X
George Sawicki	X	X	Chair
Allan Rubin					X
Martin Grusin					X

Audit Committee

The members of the Audit Committee are Kenton Sieckman (Chair), Robert McGraw, Jr., and George Sawicki. Mr. McGraw is our “Audit Committee Financial Expert” within the meaning of applicable SEC and Nasdaq rules.

The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditors, and the performance of the Company’s internal audit function and the independent auditors. The Audit Committee, among other things:

•	oversees the work and compensation of the independent auditor;

•	reviews the scope of the independent auditors’ audit examination, including its engagement letter prior to the annual audit, and reviews the audit fees agreed upon and any permitted non-audit services to be provided by the independent auditors; and

•	recommends to the Board the retention or replacement of the independent auditors, which reports solely and directly to the Audit Committee.

The formal report of the Audit Committee for the fiscal year ended December 31, 2008 is set forth under the caption “Report of the Audit Committee”.

Charter and Meetings

In December 2008, our Board adopted a new Charter for the Audit Committee. A copy of the Charter is available on the Company’s website at www.vcgh.com (click investor relations, then corporate governance).

The Audit Committee held nine meetings during the fiscal year ended December 31, 2008. All of our Audit Committee members attended 100% of our Audit Committee meetings.

Compensation Committee

The members of the Compensation Committee are Kenton Sieckman (Chair), Robert McGraw, Jr., and George Sawicki.

The principal responsibilities and functions of the Compensation Committee are as follows:

•	to develop, review, evaluate and recommend to the Board for its approval the Company’s compensation and benefit policies, including the review and approval of the Company’s incentive and equity-based compensation plans, or amendments to such plans; and

•	to review and recommend to the Board for its approval compensation of the Company’s Executive Officers’ including annual base salaries, annual incentive compensation, long-term incentive compensation, retirement benefits, if any, employment, severance, and change-in-control agreements.

In reviewing the Company’s compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of the Company, trends in management compensation and any other factors that it deems appropriate. Such process shall include, when appropriate, review of the financial performance and third party administration of plans. The Compensation Committee seeks the advice of our Chief Executive Officer on such matters. Our Chief Executive officer makes recommendations to the Compensation Committee about the compensation levels for other executive officers.

The Compensation Committee has the power to form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee, but no subcommittee or member will have any final decision making authority on behalf of the Board or the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of stock or options to any officer not subject to Section 16 of the Securities Act or employee of the Company under the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of any such plan.

The Compensation Committee may engage consultants in determining or recommending the amount of compensation paid to our Directors and Executive Officers. For example, in November 2007, the Compensation Committee retained an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007 and for our Chief Executive Officer, Troy Lowrie, when he began to take a salary in March 2008. Compensation for our Chief Financial Officer, Courtney Cowgill, was determined after discussion with financial recruiters and a study of chief financial officer salaries in other public companies of similar size and complexity.

The Compensation Committee reviews director and executive officer compensation annually and suggests appropriate adjustments for approval by the full Board.

Charter and Meetings

In December 2008, our Board adopted a new Charter for the Compensation Committee. A copy of the Charter is available on the Company’s website: www.vcgh.com (click investor relations, then corporate governance).

The Compensation Committee held eight meetings during the fiscal year ended December 31, 2008. All of our Compensation Committee members attended 100% of our Compensation Committee meetings.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are George Sawicki (Chair), Robert McGraw, Jr., and Kenton Sieckman.

The Governance and Nominating Committee performs, among others, the following functions:

•	assists the Board in identifying individuals qualified to become Board members and Committee members;

•	recommends that the Board select, the director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected;

•	recommends individuals to fill any vacancies or newly created directorships that occur on the Board or its Committees between any annual or special meeting of shareholders at which directors are to be elected;

•	makes recommendations to the Board as to determinations of director independence;

•	evaluates the Board and Committee structure, performance and composition;

•	reviews, evaluates, recommends changes, and oversees compliance with the Company’s corporate governance guidelines, including the Company’s Code of Ethics; and

•	performs other duties or responsibilities expressly delegated to the Governance and Nominating Committee by the Board relating to the nomination of Board or Committee members.

The Governance and Nominating Committee will evaluate new director candidates based on their biographical information, a description of their qualifications, thorough reviews of biographical and other information, input from others including members of our Board and Executive Officers, and personal discussions with the candidate. In considering director candidates, the Governance and Nominating Committee evaluates a variety of factors to develop a Board and Committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent shareholder interests through the exercise of sound judgment. In the nomination of an existing director, the Governance and Nominating Committee will review the Board performance of such director and solicit feedback about the director from other Board members.

The Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account other factors, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Committee believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all of our shareholders and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Committee obtains a variety of information from prospective Board members in order to evaluate applicants and their ability to assist the Company in reaching its goals. This information helps to determine the strengths of applicants to insure that the Board has representatives that can provide a wide variety of perspectives and prior experiences to support the projects and endeavors of the Company. The requested information includes:

1.	a complete biography, including full employment history;

2.	full background check, including criminal and credit history;

3.	documentation of educational levels attained;

4.	confirmation of any professional licensing or certification and status of such;

5.	disclosure of all special interests and all political and organizational affiliations;

6.	a written statement on the reasons that the prospective board member would want to serve on the company’s board, including the reasons that he/she believes he/she is qualified to serve; and

7.	a description of all litigation in which, the applicant or any of his/her affiliates, have been a party within the past seven years.

After submission of the above information, the candidates are interviewed by the Committee members. If approved by the Committee, potential directors are interviewed by all other Board members before an offer is extended to join the Board. In conducting its evaluation, the Governance and Nominating Committee also examine whether a nominee would be considered independent under SEC and Nasdaq rules, and, to the extent relevant, whether the nominee would satisfy the applicable criteria for being an Audit Committee financial expert.

The Governance and Nominating Committee does not distinguish between nominees recommended by our shareholders and those recommended by other parties. Shareholders wishing to recommend candidates for election to the Board by the Governance and Nominating Committee at an annual meeting may do so by giving written notice to, or otherwise complying with Colorado law:

Chair of the Governance and Nominating Committee
VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

The notice should state:

•	the shareholder’s name and address, as they appear on the Company’s books, of the shareholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•	a representation that the shareholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and who intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, including full employment history, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as considered to be appropriate;

•	the disclosure of all special interests and all political and organizational affiliations of the nominees;

•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;

•	a description of all arrangements or understandings between or among any of the shareholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

•	any other information concerning the person’s recommendation that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and

•	a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

Charter and Meetings

In December 2008, our Board adopted a new Charter for the Governance and Nominating Committee. A copy of the Charter is available on the Company’s website: www.vcgh.com (click investor relations, then corporate governance).

The Governance and Nominating Committee held two meetings during the fiscal year ended December 31, 2008. All of our Governance and Nominating Committee members attended 100% of our Governance and Nominating Committee meetings.

Executive Committee

Our Board established an Executive Committee in 2003. Pursuant to our Bylaws, the Executive Committee has all of the authority of the Board except to the extent, if any, that authority is limited by the resolution appointing the Executive Committee and except also that the Executive Committee does not have the authority to:

•	authorize distributions;

•	fill vacancies on the Board;

•	authorize reacquisition of shares;

•	authorize and determine rights for shares;

•	amend the Articles of Incorporation;

•	adopt plans of merger or share exchange;

•	recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of the Company’s business;

•	recommend to the shareholders a voluntary dissolution of the Company; or

•	amend our Bylaws.

Despite its powers under our Bylaws, the Executive Committee submits its decisions and proposals to the full Board for approval and ratification. The members of the Executive Committee are Troy Lowrie and Micheal Ocello. During 2008, Brent Lewis who served as our Chief Financial Officer between July 2007 and March 2008, was an advisor to the Executive Committee from January 2008 until March 2008. Currently, Ms. Cowgill, our Chief Financial Officer, is an advisor to the Executive Committee.

Charters and Meetings

The Executive Committee did not meet or act by unanimous written consent during 2008.

The Executive Committee Charter is available on the Company’s website at www.vcgh.com (click investor relations, then corporate governance).

Shareholder Communications with the Board

Shareholders who desire to communicate with our Board or individual Directors may do so by sending written correspondence via registered mail or overnight delivery to our corporate office, 390 Union Boulevard., Suite 540, Lakewood, CO 80228, care of the Corporate Secretary. Electronic submissions of shareholder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the shareholder’s stock or other holdings in our Company. The Corporate Secretary will pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the Board or the appropriate Board member. Any shareholder correspondence addressed generically to the Board will be forwarded to the Chairman of the Board.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our Executive Officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. Our Code of Ethics codifies the business and ethical principles that govern all aspects of our business.

The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

A copy of the Code of Ethics is available on the Company’s website: www.vcgh.com under investor relations, corporate governance. We intend to satisfy the disclosure requirements under

Item 5.05 of Form 8-K regarding amendments to, or waivers from, a provision of the Code of Ethics by posting such information upon our website.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Identify and Background of our Directors and Executive Officers

The following table sets forth certain information about our Directors and Executive Officers presented as of April 28, 2009.

Name	Age	Position

Troy Lowrie(4),(6)	43	Chairman of the Board and Chief Executive Officer
Micheal Ocello(4),(6)	49	Director, Chief Operating Officer and President
Courtney Cowgill(7)	55	Chief Financial and Accounting Officer, Secretary and Treasurer
Robert McGraw, Jr.(1),(2),(3),(5)	54	Director
Allan Rubin(6)	42	Director
Martin Grusin(5)	64	Director
Kenton Sieckman(1),(2),(3),(5)	47	Director
George Sawicki(1),(2),(3),(5)	49	Director

(1)	Member of the Audit Committee
(2)	Member of the Governance and Nominating Committee
(3)	Member of the Compensation Committee
(4)	Member of the Executive Committee
(5)	Independent Board member
(6)	Non-independent Board member who is currently not serving on any Committee
(7)	Advisor to the Executive Committee and Chief Financial and Accounting Officer who joined the Company on June 19, 2008

The Company’s Directors are elected to hold office for three-year terms and until their respective successors have been duly elected and qualified. Prior to the 2007 Annual Meeting of Shareholders, Directors were elected to hold office until the next Annual Meeting of Shareholders or until their respective successors had been elected and qualified. At the April 2007 Board of Directors Meeting, the Board voted to amend the Bylaws and to divide the Directors into three classes, one of which includes three Directors and two of which includes two Directors. Starting with the 2008 Annual Meeting of Shareholders, the Director nominees in each class up for election was elected for three years and shall serve for such term until re-elected or the election and qualification of their successors. However, in the election of Directors at the 2007 Annual Meeting of Shareholders, and in order to create a staggered Board, two of the Company’s Directors were elected to serve until our 2008 Annual Meeting of Shareholders.

The following table shows the terms of each current Director:

Name	Term

Martin Grusin	2007 - 2009
Micheal Ocello	2007 - 2009
Troy Lowrie	2007 - 2010
Robert McGraw Jr.	2007 - 2010
Allan Rubin	2007 - 2010
Kenton Sieckman	2008 - 2011
George Sawicki	2008 - 2011

Our Officers serve at the pleasure of the Board until their resignation, termination or death. There are no family relationships among any of our Officers or Directors.

Provided below are descriptions of the backgrounds of our Executive Officers and Directors and their principal occupations for the past five years:

Troy Lowrie. Mr. Lowrie has been the Chairman of the Board since April 2002 and Chief Executive Officer since November 2002. Mr. Lowrie is President of Lowrie Investment Management Inc., the General Partner of Lowrie Management LLLP, a Colorado limited liability limited partnership, which formerly owned and operated adult entertainment nightclubs and is now an investment entity. Mr. Lowrie was the owner and President of International Entertainment Consultants, Inc. (IEC), a company engaged in the business of managing adult entertainment nightclubs, from 1982 to October 2003, when it was acquired by the Company. Mr. Lowrie has served as President of two other publicly traded companies: from 1992 to 1996, Western Country Clubs, Inc., a public company specializing in large country and western bars with live music; and from 1996 to 1998, New Millennium Media, Inc., a public company which sells rotating print advertising equipment and full movement video billboards. Mr. Lowrie has a M.A. in Finance from the University of Denver in Denver, Colorado and a B.A. in Business from Fort Lewis College in Durango, Colorado.

Micheal Ocello. Mr. Ocello has been a Director, President and Chief Operating Officer of the Company since April 2002. Mr. Ocello is the owner and President of Unique Entertainment Consultants, Inc., of St. Louis, Missouri, a management company that has specialized in the management of nightclubs since 1995. Mr. Ocello has been affiliated with IEC in a managerial capacity since 1982. He is currently the President of IEC. Over his career, Mr. Ocello has been affiliated with more than 25 adult entertainment nightclubs including all PT’s® Showclubs, Diamond Cabaret®, The Penthouse Club® and Shotgun Willies located in Denver; PT’s® Showclub in Colorado Springs; The Penthouse Club®, The Platinum Club, Roxy’s and PT’s® Showclubs in St. Louis; Schieks Palace Royale in Minneapolis; The Men’s Club in Raleigh; Jaguars in Dallas and Ft. Worth; Imperial Showgirls in Anaheim and the Olympic Garden in Las Vegas. He is President of the Association of Club Executives (ACE National, the national trade association for the adult nightclub industry), President of the Illinois Club Owners Association, past Vice Chairman and current Board member of Missouri’s Small Business Regulatory Fairness Board. He is a past Vice President and Board member of the Free Speech Coalition. Mr. Ocello attended the University of Missouri, Kansas City from 1977 to 1978 and the United States Military Academy at West Point from 1979 to 1981. Mr. Ocello was originally elected to the Mehlville Board of Education in 2006 and was re-elected for an additional three year term in 2009. Mr. Ocello serves as a commissioned Police Officer for the Village of Brooklyn, Illinois since early 2009.

Courtney Cowgill. Ms. Cowgill has been Chief Financial and Accounting Officer, Corporate Secretary and Treasurer since June 2008. Ms. Cowgill served as Chief Financial

Officer and Treasurer of Oceanic Exploration Company, an oil and gas exploration company, from May 2003 to June 2008. She has more than 30 years of accounting experience, including three years experience as an auditor with the former Arthur Young & Co. She has served in Chief Financial Officer, Controller and Internal Auditor Manager positions for the last 20 years. She served as the Executive Director of Program Management for Tele-Communications, Inc./AT&T Broadband, a telecommunications company, from 1996 to 2000, and was employed by the University of Colorado at Boulder, Colorado as an Adjunct Faculty Member from 2001 to 2004. Ms. Cowgill holds a B.S. in Accounting from Metropolitan State College in Denver, Colorado and an M.S. in Telecommunications Engineering from the University of Colorado at Boulder, Colorado. Ms. Cowgill is an active licensed CPA.

Robert McGraw, Jr. Mr. McGraw has been a Director of the Company since November 2002. A certified public accountant since 1982, Mr. McGraw is President of McGraw and McGraw CPA PC of Westminster, Colorado. Mr. McGraw’s firm specializes in accounting for restaurants, lounges and small businesses. The practice consists of income tax preparation, financial statement preparation, and small business consulting. Mr. McGraw has a Bachelor’s Degree from Western State College in Gunnison, Colorado. Mr. McGraw is currently licensed in the State of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants. Mr. McGraw serves on the Audit, Compensation, and Governance and Nominating Committees and is an independent member of the Board.

Allan Rubin. Mr. Rubin has been a Director of the Company since November 2002. Mr. Rubin is the managing partner of the Southfield, Michigan law firm of Rubin Shulman, P.L.C. Mr. Rubin’s practice is primarily devoted to the representation of matters involving free speech, constitutional law, intellectual property, employment and complex corporate litigation, both civil and criminal. Among his clients are adult entertainment businesses. Mr. Rubin also serves as General Counsel to the Association of Club Executives of Michigan and has been a speaker at a number of trade association meetings regarding matters relating to the First Amendment of the U.S. Constitution. Mr. Rubin received his B.A. in Criminal Justice from Michigan State University and graduated Cum Laude from the Thomas M. Cooley Law School in Lansing, Michigan. Mr. Rubin is a member of the First Amendment Lawyers Association. Mr. Rubin does not serve on any Committees because of his involvement in acquisition and litigation matters for the Company and its subsidiaries, which makes him a non-independent member of the Board.

Martin Grusin. Mr. Grusin has been a Director of the Company since July 2005. Mr. Grusin has been practicing law since 1973. In addition to the active practice of law, Mr. Grusin has served as: General Counsel and Director of Aqua Glass Corporation, one of the largest suppliers of bathing fixtures in the country; President, Chief Executive Officer and Director of United American Bank in Memphis, Tennessee; Director of Regions Bank of Memphis, Tennessee; an Associate Professor at the University of Arkansas in Fayetteville, Arkansas and the University of Memphis in Memphis, Tennessee; Managing Director of Stern Cardiovascular Center, P.A., a medical services provider, of which he presently serves as General Counsel; Director of Davis Cartage Company, a provider of transportation and warehousing services; and Director of Iptimize, Inc., a broadband voice and data service provider. Mr. Grusin received a B. S. degree from the University of Memphis, a Juris Doctor degree from Memphis State University School of Law in Memphis, Tennessee and a LL.M. from the University of Miami School of Law in Coral Gables, Florida. Mr. Grusin serves on no Committees because of his involvement in merger and acquisition activity for the Company and its subsidiaries. Mr. Grusin is an independent member of the Board.

Kenton Sieckman. Mr. Sieckman has been a Director of the Company since June 2008. Mr. Sieckman has been Vice President of World Technical Services at CA Wily Technology, a provider of application management solutions, since 2003. Previously Mr. Sieckman was employed in similar positions at Oracle Corporation, the world’s largest enterprise software company, and BEA Systems, Inc., an application infrastructure software company. Mr. Sieckman has also worked in the areas of sales and building a worldwide technical services organization. Mr. Sieckman has a B.A. in Mathematics and Computer Science from the University of Colorado at Boulder, Colorado. Mr. Sieckman served as a Director of USMedSys, Corp., a former distributor of medical supplies. Mr. Sieckman serves on the Audit (Chair), Compensation (Chair), and Governance and Nominating Committees and is an independent member of the Board.

George Sawicki. Mr. Sawicki has been a Director of the Company since June 2008. Mr. Sawicki has been In-House Counsel for Zed, formerly 9 Squared, a mobile media solutions company, since 2007. Mr. Sawicki has previously served as In-House Counsel for Playboy Enterprises, Inc., an adult entertainment company, New Frontier Media, Inc., a producer and distributor of adult themed and general motion picture entertainment, Storage Technology Corporation, a data storage company, and Oracle Corporation, the world’s largest enterprise software company. Mr. Sawicki has worked as legal counsel with the areas of corporate governance, patent, e-commerce, entertainment, and marketing organizations, managing complex transactions and legal compliance consulting. Mr. Sawicki has a B.A. in Chemistry from Vassar College in Poughkeepsie, New York, a M.S. in Management Information Systems from Houston Baptist University in Houston, Texas, and a Juris Doctor degree from the University of Houston Law Center in Houston, Texas. Mr. Sawicki serves on the Audit, Compensation, and Governance and Nominating Committee (Chair) and is an independent member of the Board.

Officer and Director Involvement in Material Proceedings

There are no material proceedings to which any Director, Executive Officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such Director, Executive Officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company or any of its subsidiaries.

To the best of our knowledge, none of the following events has occurred during the past five years that are material to an evaluation of the ability or integrity of any Director, Director nominee or Executive Officer of VCG:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

¡	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

¡	engaging in any type of business practice; or

¡	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been reversed, suspended, or vacated.

COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

Compensation of our Executive Officers

The following table sets forth information regarding annual and long-term compensation for the fiscal years ended December 31, 2008 and 2007. These were paid to or accrued by us on behalf of our Chief Executive Officer, Chief Operating Officer/President and Chief Financial Officers during our 2008 and 2007 fiscal years.

Summary Compensation Table

				Stock	Options	All other
		Salary	Bonus	Award(s)	Award(s)	compensation	Total
		($)	(a) ($)	(b) ($)	(c) ($)	(d) ($)	($)
Troy Lowrie	2008	292,307	0	75,003	0	17,954	385,264
Chief Executive Officer	2007	0	0	0	0	18,961	18,961
Micheal Ocello	2008	700,000	1,500	75,003	26,728	87,933	891,164
President/COO	2007	236,772	1,500	0	4,455	18,985	261,712
Courtney Cowgill (e)	2008	92,807	1,500	0	7,564	8,977	110,848
Chief Financial and Accounting Officer	2007	0	0	0	0	0	0
Donald Prosser (f)	2008	45,000	0	0	0	0	45,000
Former Interim Chief Financial Officer	2007	68,470	0	0	0	15,772	84,242
Brent Lewis (g)	2008	104,137	0	0	0	4,619	108,756
Former Chief Financial Officer	2007	86,195	1,500	0	0	2,636	90,331

(a)	Unless otherwise indicated, bonuses shown were paid in the fiscal year in which services were provided.

(b)	On January 18, 2008, the Company issued 5,214 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued 7,375 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date. The amounts reported reflect the amounts the Company recognized as stock based compensation expense during the 2008 fiscal year in accordance with the provisions of revised Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments”.

(c)	The amounts reported reflected what the Company recognized as stock based compensation expense for stock options granted pursuant to our 2004 Stock Option and Appreciation Rights Plan in accordance with the provisions of revised SFAS No. 123R, “Share-Based Payments”. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Mr. Ocello was awarded 30,000 stock options on October 12, 2007. Ms. Cowgill was awarded 25,000 stock options on June 19, 2008.

(d)	The amounts reported consist of life, health and dental insurance paid for the employees and their family by the Company. Mr. Ocello receives a $70,000 annual premium payment to a variable universal life insurance policy as recommended by the Compensation Committee and approved by the Board.

(e)	Ms. Cowgill joined the Company in June 2008.

(f)	Mr. Prosser was with the Company from June 2002 to August 2007, then hired as Interim Chief Financial Officer in April 2008.

(g)	Mr. Lewis joined the Company in July 2007 as Chief Financial Officer and left the Company in March 2008. Mr. Lewis forfeited 30,000 stock options upon his termination.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

In November 2007, the Company’s Compensation Committee hired an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007.

Our Chief Executive Officer and principal stockholder, Troy Lowrie, decided to forego a salary from the Company’s inception in 2002 until March 2008. At that time, Mr. Lowrie decided to receive the Board approved salary of $292,308 annually, only 42% of the salary recommended by the independent salary study and approved by the Board. In November 2008, Mr. Lowrie elected to increase his annual salary to the full amount of $700,000, as recommended by the independent salary study and approved earlier by the Board.

On December 4, 2008, the Company entered into five-year employment agreements with Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, and Micheal Ocello, the Company’s President, Chief Operating Officer and a Director. The agreements with each Mr. Lowrie and Mr. Ocello expire on December 4, 2013, but each has an automatic renewal for an additional five-year period unless either party thereto provides written notice that the agreement shall not be extended and renewed. In the event that the Company does not renew the initial term of an officer’s employment agreement, the Company is required to pay the officer severance in an amount equal to three times the sum of the officer’s base salary in effect upon termination of the employment agreement plus an amount equal to the highest bonus the officer received in the three years before termination, if any.

The employment agreements provide for an annual base salary payable to each officer of $700,000, subject to review at least every 24 months and potential upward adjustments as determined by the Company’s Board. In addition, bonuses, if any, are payable at the discretion of the Company’s Board. Each officer is entitled to certain benefits such as health, dental, disability, long term care, paid time off, use of a leased automobile and other fringe benefits as well as participation in the Company’s incentive, savings, retirement, profit sharing, perquisites and other programs, as approved by the Company’s Board.

Pursuant to the terms of the employment agreements, if an officer’s employment is terminated by reason of such officer’s “death” or “disability”, the Company will continue paying the officer’s base salary plus an amount equal to the highest bonus the officer received in the three years before termination, if any, for a period of one year following such termination. In addition, health insurance coverage for the officer and his family will continue for three years following such termination. In the event that an officer’s employment is terminated as a result of the officer’s “disability”, the Company will also pay certain amounts in respect of the officer’s disability benefits and long-term care policy. If an officer’s employment is terminated for

“cause” or without “good reason”, the Company will pay the officer his base salary through the date of termination and will have no further obligations to the officer. Each officer has the right to terminate the employment agreement for “good reason” within nine months following a “change of control” of the Company.

If the Company terminates an officer’s employment other than for “cause,” “death,” or “disability,” or an officer terminates his employment for “good reason,” the officer will be entitled to a severance payment equal to three times the sum of the officer’s base salary in effect upon termination plus an amount equal to the highest bonus the officer received in the three years before termination, if any. In addition, health insurance and disability benefits will be paid by the Company for three years (or until such earlier time that the officer accepts other employment) following such termination of employment and certain outstanding but unvested options held by the officer at the time of termination, if any, will become immediately vested and exercisable for a period of 180 days following such termination.

The employment agreements provide that during the employment period and for one year following the termination of the employment agreement by the Company with “cause” or by the officer without “good reason,” each officer may not compete with the Company within a 25-mile radius of any nightclub owned or operated by the Company or any of its affiliates. The employment agreements also contain customary confidentiality, non-solicitation and non-disparagement covenants.

Further, the employment agreements provide that if an officer’s employment is terminated for any reason, the Company shall, at the officer’s election, promptly pay all outstanding debt owed to the officer and his family or issue to the officer, with his approval, the number of shares of the Company’s common stock determined by dividing (a) the outstanding principal and interest owed to the officer by (b) 50% of the last sale price of the Company’s common stock on the date of termination.

Finally, Mr. Lowrie’s employment agreement provides that if his employment is terminated for any reason, the Company must also take all necessary steps to remove Mr. Lowrie as a guarantor of any Company (or its affiliates) obligations to any third party. In the event that the Company is not successful in doing so, the Company must pay to Mr. Lowrie a cash amount equal to 5% per year of the aggregate amount he is continuously guaranteeing until such time as Mr. Lowrie no longer guarantees the obligations.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2008, information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon		exercise price of	equity compensation plans
	exercise of outstanding		outstanding	(excluding securities
	options		options	reflected in column (a))
Plan category	(a)		(b)	(c)

Equity compensation plans approved by security holders	300,500	(3)	$10.37	436,391(1)
Equity compensation plans not approved by security holders	-0-		-0-	2,708(2)

Total	300,500		$10.37	439,099

(1)	The Company adopted a 2002 Stock Option and Stock Bonus Plan, which was approved by its shareholders on July 22, 2002, and reserved 700,000 shares of common stock for issuance under the plan. In addition, the Company adopted a 2004 Stock Option and Appreciation Rights Plan, which was approved by its shareholders on July 29, 2005, and reserved 1,000,000 shares of common stock for issuance under the plan. Shares of common stock may be issued either: (i) upon the exercise of stock options granted under the plans; or (ii) as stock bonuses granted under the plans. If there is any change in the number of shares of common stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of common stock available for options and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of common stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2)	The Company adopted a 2003 Stock Option and Stock Bonus Plan and reserved 250,000 shares of common stock for issuance under the plan. These shares have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-8.

(3)	The Company has issued 300,500 options to employees under the 2004 Stock Option Plan.

Equity Incentive Plans

At December 31, 2008, we had the (i) 2002 Stock Option and Bonus Plan (the “2002 Plan”), (ii) 2003 Stock Option and Stock Bonus Plan (the “2003 Plan”), and (iii) 2004 Stock Option and Appreciation Rights Plan (the “2004 Plan”). The 2002 Plan was adopted by the Board as of April 23, 2002, and by our shareholders on July 22, 2002; the 2003 Plan was adopted by the Board on June 23, 2003; and the 2004 Plan was adopted by the Board as of December 14, 2004, and by our shareholders on July 29, 2005.

The 2002 Plan authorizes the issuance of up to 700,000 shares of common stock. The 2003 Plan authorizes the issuance of up to 250,000 shares of common stock. The 2004 Plan authorizes the issuance of up to 1,000,000 shares of common stock. By encouraging stock ownership, we seek to motivate plan participants by allowing them an opportunity to benefit from any increased value of our Company which their individual effort, initiative, and skill help produce. The plans are administered by our Compensation Committee, but our Board makes all final decisions with respect to compensation matters. The material terms and provisions of the plans are as follows:

•	Under both the 2002 and the 2003 Plans, we may grant to our designated employees, Officers, Directors, advisors and consultants incentive stock options, nonqualified stock options and stock. Under the 2004 Plan, we may grant to our designated employees, Officers, Directors, advisors and consultants incentive stock options, nonqualified stock options and stock appreciation rights. As applicable, stock grants and stock appreciation rights may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee members of the Board. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants.

•	If options granted under either plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the respective plan.

•	The Compensation Committee determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants. The exercise price of an option may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i)	the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii)	the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii)	pursuant to the terms of the 2002 and 2003 Plans the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

•	The Compensation Committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The Compensation Committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

•	The Compensation Committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions.

As of December 31, 2008, there were no options outstanding under the 2002 and the 2003 Plan. As of December 31, 2008, there were 300,500 options outstanding under 2004 Plan. There is still a small amount of shares available to be optioned or granted in the 2002 and 2003 Plans.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding but unexercised options held by our named executive officers as of December 31, 2008.

	Number of
	securities
	underlying
	unexercised		Option	Option
	options (#)		exercise	expiration
Name and Principal Position	unexercisable		price ($)	date
Micheal Ocello	30,000	(1)	$10.00	12/12/2017
(President/COO)
Courtney Cowgill	25,000	(2)	$6.00	6/19/2018
(Chief Financial and Accounting Office)

(1)	On January 12, 2007, the Company granted to Mr. Ocello options to purchase 30,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth and seventh anniversaries of the date of grant.

(2)	On June 19, 2008, the Company granted to Ms. Cowgill options to purchase 25,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth and seventh anniversaries of the date of grant.

Compensation of our Directors

The table below sets forth the compensation earned by our non-employee Directors during the fiscal year ended December 31, 2008. There was no cash compensation, non-equity incentive plan compensation, change in pension value or any non-qualifying deferred compensation earnings during the 2008 fiscal year.

		Stock
		Awards(a)			Total
Name and Principal Position	Year	($)			($)

Allan Rubin (Director)	2008	$75,003	(b	)	$75,003
George Sawicki (Director)	2008	$31,249	(c	)	$31,249
Kenton Sieckman (Director)	2008	$31,249	(c	)	$31,249
Martin Grusin (Director)	2008	$75,003	(d	)	$75,003
Robert McGraw Jr. (Director)	2008	$93,747	(e	)	$93,747
Edward Bearman (Former Director)	2008	$50,002	(f	)	$50,002
Rand Kruger (Former Director)	2008	$62,498	(g	)	$62,498

(a)	The amounts reported reflect the amounts the Company recognized as stock based compensation expense during the 2008 fiscal year in accordance with the provisions of revised SFAS No. 123R, “Share-Based Payments”.

(b)	On January 18, 2008, the Company issued to Director Rubin 5,214 shares of the Company’s common stock in consideration for Board services performed from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued to Director Rubin 7,375 shares of the Company’s common stock in consideration for Board service performed from June 2008 to December 2008. The fair market value of each shares of common stock at the time of grant was $3.39, the closing market price on the grant date. In addition to Mr. Rubin’s compensation for his Board services during 2008, his firm was paid approximately $241,000 for legal and professional services performed for the Company. Mr. Rubin is not considered to be an independent member of the Board and does not serve on any Committees.

(c)	On October 2, 2008, the Company issued 9,218 shares of the Company’s common stock to Directors Sawicki and Sieckman in consideration for Board and Audit Committee services performed from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date. There was no additional compensation paid to Director Sawicki or Director Sieckman during 2008.

(d)	On January 18, 2008, the Company issued to Director Grusin 5,214 shares of the Company’s common stock in consideration for Board services performed from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued to Director Grusin 7,375 shares of the Company’s common stock in consideration for Board services performed from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date. In addition to Mr. Grusin’s compensation for his Board services during 2008, his law firm was paid approximately $134,000 for legal and merger/acquisition services provided to the Company during 2008. We have also paid Mr. Grusin’s wife $46,480 for financial consulting services rendered during 2008. The aggregate payments made to Mr. Grusin and his wife in 2008 total $180,368. Mr. Grusin is considered an independent member of the Board, but he does not serve on any Board Committees.

(e)	On January 18, 2008, the Company issued to Director McGraw 6,517 shares of the Company’s common stock in consideration for Board and Audit Committee services performed from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued to Director McGraw 9,218 shares of the Company’s common stock in consideration for Board and Audit Committee services performed from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date. There was no additional compensation paid to Director McGraw during 2008.

(f)	Mr. Bearman served on our Board between February 2004 and June 2008. On January 18, 2008, the Company issued to Mr. Bearman 5,214 shares of the Company’s common stock in consideration for Board services performed from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. There was no additional compensation paid to Mr. Bearman during 2008.

(g)	Mr. Kruger served on our Board between December 2002 and June 2008. On January 18, 2008, the Company issued to Mr. Kruger 6,517 shares of the Company’s common stock in consideration for Board and Audit Committee services performed from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. There was no additional compensation paid to Mr. Kruger during 2008.

The Company reimburses the Directors for any reasonable travel expenses related to the attendance of our Board and/or Committee meetings. No Director received stock options or cash compensation during the fiscal year ended December 31, 2008. Board members receive $50,000 per year in compensation for Board services. Audit Committee members receive an additional $12,500 annually. These compensation levels are reviewed annually by the Compensation Committee and any adjustments are approved by the full Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board reviews, approves or ratifies all related party transactions. A related party is someone who is a (i) director, director nominee or Executive Officer of the Company, (ii) beneficial owner of more than 5% of our common stock, or (iii) an immediate family member of any of the foregoing persons. Our policy covers transactions, or a series of transactions, in which a related party was or is to be a participant involving an amount exceeding $120,000 and in which a related party has or will have a direct or indirect material interest. Our Audit Committee is responsible for overseeing this policy and may review and amend this policy from time to time. Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related party transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Committee’s discussions of the related party transaction.

In determining whether to approve a related party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related party transaction:

•	whether the terms of the related party transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an independent Director;

•	whether the related party transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director’s or Executive Officer’s interest in the transaction, and (iv) the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

•	whether the related party transaction is material, taking into account: (i) the importance of the interest to the related party, (ii) the relationship of the related party to the transaction and of related parties to each other, (iii) the dollar amount involved, and (iv) the significance of the transaction to the Company’s investors in light of all of the circumstances.

Prior to acquiring any properties owned by or affiliated with management, an appraisal or valuation must be conducted by an independent third party and a majority of the independent directors are required to approve any such transaction. In addition, management is required to present to the Company all property acquisition opportunities of which management becomes aware and have the right of first refusal with respect to any such opportunity.

Lowrie Management LLLP has made a written agreement that we have a “first right of refusal” to any nightclub property proposed for acquisition by Lowrie Management LLLP. Lowrie Management LLLP is controlled and majority owned by Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer.

During the fiscal year ended December 31, 2008, our Audit Committee reviewed, approved or ratified all material related party transactions.

Related Party Transactions

Conversions of Indebtedness into Equity

On October 30, 2007, the Company repaid $10,000,000 of outstanding promissory notes held by Lowrie Management LLLP, controlled and majority-owned by our Chairman of the Board and Chief Executive Officer, Troy Lowrie, by issuing Lowrie Management LLLP an aggregate of 750,000 shares of the Company’s common stock. The fair market value of the shares of common stock issued to Lowrie Management LLLP was approximately $7,807,500, based on the closing price per share of $10.41 for the Company’s common stock on October 29, 2007. The Company is unable to determine the approximate dollar value of Mr. Lowrie’s interest in transactions involving Lowrie Management LLLP because the Company is unaware of the exact ownership structure of the partnership and does not know how profits and losses are distributed to the partners.

Acquisitions

The Company acquired four nightclubs from related parties during 2007.

On January 18, the Company acquired the general partner and a majority of the limited partner interests in RCC LP from Lowrie Management LLLP and third parties. Lowrie Management LLLP’s relationship to us is described above. RCC LP operates Roxy’s in Brooklyn, Illinois. The aggregate purchase price and costs associated with the acquisition was $1,596,591, consisting of a combination of cash and shares of common stock. We issued 50,000 shares of common stock valued at $395,300 ($7.91 per share) and paid $800,000 in cash to Lowrie Management LLLP for its ownership interests.

On February 5, 2007, the Company acquired the general partner and a majority of the limited partner interests in Cardinal Management LP from Lowrie Management LLLP and third parties. Lowrie Management LLLP’s relationship to us is described above. Cardinal Management LP operates PT’s® Showclub in Centreville, Illinois. The aggregate purchase price and costs associated with the acquisition was $935,498, consisting of a combination of cash and shares of common stock. We issued 50,000 shares of common stock valued at $429,100 ($8.58 per share) and paid $300,000 in cash to Lowrie Management LLLP for its ownership interests.

On February 7, 2007, the Company acquired the general partner and a majority of the limited partner interests in IRC LP from Lowrie Management LLLP and a third party. Lowrie Management LLLP’s relationship to us is described earlier. IRC LP operates The Penthouse® Club in Sauget, Illinois. The aggregate purchase price and costs associated with the acquisition was $5,227,143, consisting of a combination of cash (paid to the third party), debt and shares of common stock. We issued 50,000 shares of common stock valued at $437,800 ($8.76 per share) and a promissory note in the aggregate amount of $4,200,000 to Lowrie Management LLLP for its ownership interests. The promissory note bore interest at 8.5% per year and it was due in January 2013. On October 30, 2007, the Company repaid the outstanding amount owed to Lowrie Management LLLP in connection with its conversion of debt into equity. More information is described above under “Conversions of Indebtedness into Equity”. The Company paid an aggregate of $256,964 in interest on the promissory note in 2007.

On February 9, 2007, the Company acquired the general partner and a majority of the limited partner interests in MRC LP from Lowrie Management LLLP. Lowrie Management LLLP’s relationship to us is described earlier. MRC LP operates PT’s® Sports Cabaret in Sauget, Illinois. The aggregate purchase price and costs associated with the acquisition was $3,675,372, consisting of a combination of debt and shares of common stock. We issued 50,000 shares of common stock valued at $458,900 ($9.18 per share) and a promissory note in the aggregate amount of $3,200,000 to Lowrie Management LLLP for its ownership interests. The promissory note bore interest at 8.5% per year and it was due in January 2013. On October 30, 2007, the Company repaid the outstanding amount owed to Lowrie Management LLLP in connection with his conversion of debt into equity. More information is described earlier under “Conversions of Indebtedness into Equity”. The Company paid an aggregate of $195,782 in interest on the promissory note in 2007.

Guarantees

Troy Lowrie, our Chairman of the Board and Chief Executive Officer, personally and/or Lowrie Management LLLP (its relationship to us is described earlier) guaranteed certain of our obligations in a number of transactions during 2007 and 2008. The following table lists the transactions involved and set forth the principal amounts guaranteed as of the fiscal years ended December 31, 2008 and 2007.

	December 31,
Description of Transactions	2008	2007

Line of credit from Citywide Banks, interest at prime (6% at December 31, 2008) plus 0.5% (floor is 6%) due monthly, principal due June 2010, collateralized by Company shares of common stock owned by Lowrie Management LLLP	$2,810,00	$5,000,000
Promissory note issued by the Company to Sunshine Mortgage, interest at 14% due monthly, periodic principal payments with balance due December 2011, collateralized by six buildings, of which Glendale Restaurant Concepts, Kentucky Restaurant Concepts and Denver Restaurant Concepts LP are owned by Lowrie Management LLLP, and 238,000 shares of the Company’s common stock held by Lowrie Management LLLP	5,000,000	5,500,000
Promissory note issued by the Company to Citywide Banks, interest at prime (6% at December 31, 2008) plus 0.5% (floor is 6%) due monthly, periodic principal payments with balance due June 2013, collateralized by Mr. Lowrie’s personal investment assets and securities owned by Lowrie Management LLLP	2,375,138	—
Promissory note issued by the Company to Citywide Banks, interest at 8.5%, monthly principal and interest payments of $36,156 with a balloon payment of $2,062,483 due May 2010, collateralized by securities owned by Lowrie Management LLLP	2,080,527	2,583,635
Promissory note issued by the Company to Citywide Banks, interest at prime (6% at December 31, 2008) plus 0.5% due monthly, interest only payments with principal due January 2008, collateralized by a life insurance policy issued by Security Life of Denver Insurance Company on the life of Mr. Lowrie and securities owned by Lowrie Management LLLP. In June 2008, the Company paid this loan in full	—	1,600,000

Promissory note issued by the Company to Citywide Banks, interest at 9%, monthly principal and interest payments of $7,612 and a balloon payment of $437, 035 due May 2010, collateralized by securities and assets of Lowrie Management LLLP. In November 2008, the Company paid this loan in full	—	541,054
Promissory notes issued by the Company to investors, interest at 11%, monthly interest payments totaling approximately $12,750, due January 2010, collateralized by the general assets of the Company and a guarantee by Mr. Lowrie	1,400,000	400,000
Promissory note issued by the Company to Richard Stanton, interest at 12% due monthly, periodic principal payments with balance due July 2011, collateralized by six buildings, of which Glendale Restaurant Concepts, Kentucky Restaurant Concepts and Denver Restaurant Concepts LP are owned by Lowrie Management LLLP	1,000,000	—
Promissory note issued by the Company to Red Rock Investments, interest at 8.5%, monthly principal and interest payments of $10,258 due October 2011, collateralized by the general assets of the Company and guaranteed by Mr. Lowrie	308,993	401,513
Promissory note issued by the Company to The Powelson Trust (a related party of a Board member as more fully described below), interest at 10%, due February 2010, collateralized by a personal guarantee from Mr. Lowrie	413,501	—

Total debt due at December 31, 2008 and 2007, respectively	$15,388,159	$16,026,202

Trademarks

The “Diamond Cabaret®” name and “PT’s®” name and logo are trademarks registered with the U.S. Patent and Trademark Office. We have an indefinite license from Club Licensing LLC, which is wholly owned by Lowrie Management LLLP, to use these trademarks for a fee. Lowrie Management LLLP’s relationship to us is described above. The fee was established in 2006 and approved by the independent members of our Board. Per the existing agreement, the Company pays $500 per month per club for licensing fees on twelve clubs. This totals $72.000 per year.

Long-Term Debt

On October 16, 2007 and November 14, 2007, the Company obtained two loans in the principal amounts of $51,522 and $64,471 from Luella Lowrie, the mother of Troy Lowrie, in exchange for two 10% fixed rate promissory notes. The Company makes monthly payments of principal and interest on one of the notes and interest only on the other. These notes are unsecured. The maturity date of these notes, as amended, is December 1, 2010. The Company has paid Mrs. Lowrie approximately $9,053 in interest and $33,921 in principal during 2008 and $1,375 in interest and $9,500 in principal during 2007. The Company owes an aggregate of $72,572 on both notes as of December 31, 2008.

On October 31, 2007, the Company obtained a loan in the principal amount of $170,000 from Luella Lowrie in exchange for a 10% fixed rate promissory note. This note is interest only and unsecured. The maturity date of the note, as amended, is February 1, 2011. The Company paid Mrs. Lowrie approximately $17,000 in interest during 2008 and approximately $2,115 during 2007. The Company owes $170,000 as of December 31, 2008.

On November 1, 2007, the Company obtained a loan in the principal amount of $5,734,255 from Lowrie Management LLLP in exchange for an 8.5% fixed rate promissory note. The Company makes monthly principal and interest payments of $112,841 on the note. This note is collateralized by the general assets of IRC LP, Denver Restaurant Concepts LP, and the Company and consent to the transfer of the adult permit and liquor license in the name of Denver Restaurant Concepts LP and IRC LP. The maturity date of the note is January 1, 2013. The Company paid approximately $448,113 in interest and approximately $905,978 in principal during 2008. The Company paid approximately $38,958 in interest and approximately $73,882 in principal during 2007. The Company owes $4,754,394 as of December 31, 2008.

On November 6, 2007, the Company obtained a loan in the principal amount of $50,000 from Robert McGraw, Jr., a current Board member, in exchange for a 10% fixed rate promissory note. The note is interest only paid monthly and unsecured. The maturity date of the note, as amended, is November 15, 2010. The Company paid Mr. McGraw approximately $5,000 in interest during 2008 and approximately $416 during 2007. The Company owes $50,000 as of December 31, 2008.

On December 21, 2007, the Company obtained a loan in the principal amount of $600,000 from Lowrie Family Foundation, controlled by Troy Lowrie, in exchange for a 10% fixed rate promissory note. This note is interest only and unsecured. All accrued interest is payable on the maturity date of the note, as amended, of February 1, 2011. The Company has not paid any interest on the note to date but has accrued approximately $62,828 for interest payments on the maturity date and owes $662,828 as of December 31, 2008.

On April 9, 2008, the Company obtained a loan in the principal amount of $1,250,000 from Lowrie Management LLLP in exchange for a 10% fixed rate promissory note. This note is interest only and collateralized by the general assets of IRC LP and Denver Restaurant Concepts LP, and consent to the transfer of the adult permit and liquor license upon default in the name of IRC LP and Denver Restaurant Concepts LP. All accrued interest is payable on the maturity date of the note of April 9, 2011. The Company has not paid any interest on the note to date but has accrued approximately $85,804 for interest payments on the maturity date and owes $1,335,805 as of December 31, 2008.

On July 17, 2008, the Company obtained a loan in the principal amount of $390,000 from Vali Lowrie-Reed in exchange for a 10% fixed rate promissory note. The note is interest only paid monthly and secured by the general assets of IRC LP and Denver Restaurant Concepts LP, and consent to the transfer of the adult permit and liquor license upon default in the name of Denver Restaurant Concepts LP and IRC, LP. The terms of the note also required that the Company pay Ms. Lowrie-Reed an initial fee of 2% of the principal amount, which was paid in the amount of $8,000 in 2008. The maturity date of the note, as amended, is February 1, 2010. The Company has paid Ms. Lowrie-Reed approximately $16,167 in interest and $10,000 in principal during 2008. The Company owes $380,000 as of December 31, 2008.

On September 1, 2008, the Company obtained a loan in the principal amount of $400,000 from The Powelson Trust, an affiliate of Martin Grusin, a current Board member in exchange for a 10% fixed rate promissory note. This note is interest only and collateralized by a personal guarantee from Troy Lowrie. All accrued interest is payable on the maturity date of the note, as amended, of February 1, 2010. The Company has not paid any interest on the note to date but has accrued approximately $13,501 for interest payments on the maturity date and owes $413,501 as of December 31, 2008.

On October 15, 2008, the Company obtained a loan in the principal amount of $100,000 from Micheal Ocello, the Company’s President and Chief Operating Officer in exchange for a

10% fixed rate promissory note. This note is interest only paid monthly and unsecured. The maturity date of the note, as amended, is February 1, 2010. The Company has paid Mr. Ocello approximately $1,666 in interest during 2008. The Company owes $100,000 as of December 31, 2008.

Other Transactions

The building that houses The Penthouse Club® located in Denver, Colorado is leased from Lowrie Management LLLP, currently for $12,000 per month. The aggregate lease payments due in 2009 are $144,000. The lease term expires September 2014 and has three options to extend that expire inJuly 2029. The base rent adjusts every five years. The rent from years one to five is $12,000 per month, years six to ten is $13,500 per month, years 11 to 15 (option 1) is $15,000 per month, years 16 to 20 (option 2) is $16,500 per month and years 21 one to 25 (option 3) is $18,000 per month.

The building that houses PT’s® Showclub located in Louisville, Kentucky is leased from Lowrie Management LLLP, currently for $7,500 per month. The aggregate lease payments due in 2009 are $90,000. The lease term expires December 31, 2017 and has three five-year options to extend that expire December 31, 2032. The base rent adjusts every five years. The rent from years one to five is $7,500 per month, years six to ten is $8,750 per month, years 11 to 15 (option 1) is $10,000 per month, years 16 to 20 (option 2) is $11,250 per month and years 21 to 24 (option 3) is $12,000.

The building that houses PT’s® Showclub located in Denver, Colorado is leased from Lowrie Management LLLP, currently for $7,500 per month. The aggregate lease payments due in 2009 are $90,000. The lease term expires December 31, 2017 and has three five-year options to extend that expire December 31, 2032. The base rent adjusts every five years. The rent from years one to five is $7,500 per month, years six to ten is $8,750 per month, years 11 to 15 (option 1) is $10,000 per month, years 16 to 20 (option 2) is $11,250 per month and years 21 to 25 (option 3) is $12,000.

During our fiscal year ended December 31, 2008, we paid an aggregate of approximately $241,000 to Rubin Schulman, P.L.C. for legal and professional services performed for the Company. Allan Rubin, one of our Directors, is the managing partner of Rubin Schulman, P.L.C.

During our fiscal year ended December 31, 2008, we paid an aggregate of approximately $134,000 to JG Management Corp. for legal and professional services performed for the Company. Martin Grusin, one of our Directors, is the managing partner of JG Management Corp. In addition, during 2008, we paid an aggregate of $46,480 for financial consulting services to Gayle Powelson, Mr. Grusin’s wife. The aggregate payments made to Mr. Grusin and his wife in 2008 total $180,368.

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee of our Board is composed of three directors, each of whom are independent under the Nasdaq listing standards and SEC rules. The Committee operates under a written charter approved by the Board.

Our management is responsible for our internal control over financial reporting. The independent registered public accounting firm, Causey Demgen and Moore Inc., is responsible for expressing opinions on conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States. The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by SFAS No. 61, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”), SEC regulations and Nasdaq requirements.

Our independent registered public accounting firm has provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence with respect to the Company.

The Committee discussed with our independent registered public accounting firm the overall scopes and plans for its respective audit, methods used to account for significant and unusual transactions, the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates and any disagreements with management over the application of accounting principles.

Based on the Committee’s review and discussions with management and the independent registered public accounting firm referred to above concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the Audit Committee by the independent registered public accounting firm under generally accepted auditing standards, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Reported on by the Audit Committee:
Kenton Sieckman - Chair
Robert McGraw, Jr.
George Sawicki

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

As set forth in its charter, our Audit Committee has the sole authority to pre-approve all audits, audit-related and permissible non-audit services provided by our independent auditors. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by our independent auditors. The Audit Committee on an annual basis reviews audit, audit-related and permissible non-audit services performed by our independent auditors. The Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All requests for services to be provided by the independent auditors, which must include a description of the services to be rendered and the amount of corresponding fees, are submitted to the Chair of the Audit Committee. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The pre-approval of non-audit services can be delegated by the Audit Committee to one or more of its members, but the member’s decision must be presented to the full Audit Committee at the next meeting.

Our Audit Committee pre-approved all services performed by Causey Demgen & Moore Inc., Ronald R. Chadwick PC CPA, Whitley Penn LLP and Donald Prosser CPA during our 2008 and 2007 fiscal years. The Audit Committee considered whether the provision of services by Causey Demgen & Moore Inc., other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that the firm remained independent.

Audit Fees and Related Matters

Causey Demgen & Moore Inc. served as our principal independent accountant and audited our financial statements for our 2008 and 2007 fiscal years. Ronald R. Chadwick PC CPA performed acquisition audit work and valuation work in connection with certain acquisitions in 2007. Whitley Penn LLP performed acquisition work in connection with certain acquisitions in 2007. Donald Prosser CPA performed tax returns for the Company and its subsidiaries for the fiscal year 2007 performed in 2008 and for fiscal year 2006, performed in 2007. Mr. Prosser’s compensation for the 2006 tax work was included as a part of his annual salary. Mr. Prosser also performed due diligence work for certain acquisitions in 2008. The following tables present fees paid for professional accounting and auditing services during our 2008 and 2007 fiscal years.

	Causey
	Demgen	Ronald R.		Donald
	& Moore	Chadwick	Whitley	Prosser
2008	Inc.	PC CPA	Penn LLP	CPA	Total

Audit	$207,000	$-	$-	$-	$207,000
Audit related	10,250	-	-	-	10,250
Tax	6,425	-	-	31,524	37,949
All Other	843	-	-	63,578	64,421

Total:	$224,518	$-	$-	$95,102	$319,620

	Causey
	Demgen	Ronald R.		Donald
	& Moore	Chadwick	Whitley	Prosser
2007	Inc.	PC CPA	Penn LLP	CPA	Total

Audit	$98,887	$ -	$ -	$ -	$98,887
Audit related	22,000	66,885	3,112	-	91,997
Tax	-	-	-	-	-
All Other	4500	-	-	-	4,500

Total:	$125,387	$ 66,885	$ 3,112	$ -	$195,384

Audit Fees

Fees for 2007 year end audit services totaled approximately $207,000 and were paid in the year ended December 31, 2008. Fees for the 2006 year end audit services totaled approximately $98,887 and were paid in the year ended December 31, 2007. These fees include charges for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-Q and services in connection with our statutory and regulatory filings.

Audit-Related Fees

Fees for audit-related services totaled approximately $10,250 for the year ended December 31, 2008 and approximately $91,997 for the year ended December 31, 2007. These fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported above under the caption “Audit Fees.” We incurred these fees for services related to acquisition audits and new pronouncement reviews.

Tax Fees

Fees for taxes totaled approximately $37,949 for the year ended December 31, 2008 and $0 for the year ended December 31, 2007. These fees represent the aggregate fees billed for the preparation of the Company and its subsidiaries’ Federal and state tax returns. The Company did not have a tax fee expense in 2007 because the taxes were done internally.

All Other Fees

All other fees totaled approximately $64,421 for the year ended December 31, 2008 and $4,500 for the year ended December 31, 2007. These fees represent the aggregate fees billed for due diligence work in connection with certain acquisitions in 2008 and for the costs associated with Mr. Prosser filling in as interim Chief Financial Officer from March to June 2008.

GENERAL INFORMATION

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement for the 2010 Annual Meeting of Shareholders.

We presently intend to hold our 2010 Annual Meeting of Shareholders on or about June 11, 2010. A proxy statement and notice of the 2010 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices no later than 120 days prior to the first anniversary of the date of this Proxy Statement (the “Deadline”); provided, however, that in the event that the date of the 2010 Annual Meeting is changed by more than 30 days from the date of the 2009 Annual Meeting, notice by the shareholder must be received a reasonable time before we begin to print and mail the proxy materials for the 2010 Annual Meeting. All shareholder proposals received after the Deadline will be considered untimely and will not be included in the proxy statement for the 2010 Annual Meeting. Shareholder proposals must be in writing and must comply with Rule 14a-8 promulgated under the Exchange Act. Any notices regarding shareholder proposals must be received at our executive offices at 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

In addition, if a shareholder intends to present a proposal at the 2010 Annual Meeting without including the proposal in the proxy materials for the 2010 Annual Meeting, and if the proposal is not received at least 45 days before the first anniversary of the date on which we first sent this Proxy Statement to our shareholders for our 2009 Annual Meeting, then the proxy or proxies designated by our Board for the 2010 Annual Meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxy or proxies without mention of such matter in the proxy statement or on the proxy card for such meeting; provided, however, that in the event that the date of the 2010 Annual Meeting is changed by more than 30 days from the date of the 2009 Annual Meeting, notice by the shareholder must be received a reasonable time before we mail the proxy materials for the 2010 Annual Meeting.

Householding.

If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (303) 934-2424, CCowgill@VCGH.com, or VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K

The Company’s 2008 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2009 ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE 2009 ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

VCG HOLDING CORP.

By: Courtney Cowgill
Corporate Secretary

PROXY CARD
ANNUAL MEETING OF SHAREHOLDERS
OF
VCG HOLDING CORP.
JUNE 11, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Troy Lowrie and Courtney Cowgill and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at the 2009 Annual Meeting of Shareholders of VCG Holding Corp. to be held on June 11, 2009 at 10:00 a.m. MDT at Sheraton Denver West, 360 Union Boulevard, Lakewood, Colorado 80228, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting. Proposals 1 and 2 were proposed by VCG Holding Corp.
1.	TO ELECT DIRECTORS, EACH TO SERVE A TERM OF THREE YEARS OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.
☐	FOR the nominees listed below

☐	WITHHOLD AUTHORITY to vote for the nominees listed below

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” above and fill in the circle next to each nominee you wish to withhold authority to vote for here:

¡ Micheal Ocello	¡ Martin Grusin
2.	TO RATIFY THE APPOINTMENT OF CAUSEY DEMGEN & MOORE INC. AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Number of shares held

Dated:

Signature

Print Name(s):

Signature if held jointly
NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the shares are titled in the record holder’s name.
IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. AT THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.